Exhibit 99.1

FOR IMMEDIATE RELEASE

SRS Labs Reports First Quarter 2010 Results

Santa Ana, Calif., May 6, 2010 - SRS Labs, Inc. (NASDAQ: SRSL), the industry leader in surround sound, audio and voice technologies, reported financial results for the first quarter ended March 31, 2010.

Revenues in the first quarter 2010 increased 47% to a record $8.4 million from $5.7 million in the same period a year ago. The increase was primarily attributable to increased revenues in the home entertainment and personal computer markets, as well as, recoveries of $649,000 of previously under-reported royalties.

Operating expenses in the first quarter increased 29% to $6.9 million from $5.3 million in the same quarter a year ago. The increase was primarily attributable to the continued investment in additional sales, marketing and engineering infrastructure, higher bonus and profit sharing and increased participation and promotion at several trade shows.

Net income in the first quarter increased nearly threefold to $1.5 million or $0.10 per diluted share, an improvement from a net income of $386,000 or $0.03 per diluted share in the first quarter of 2009.

Quarter-end cash and cash equivalents, and short-term and long-term investments totaled $41.8 million as of March 31, 2010, as compared to $41.5 million at the end of the prior quarter.

Management Commentary

“We are pleased with our record Q1 results which benefited directly from our prior and ongoing strategic investments. Moreover, revenues contributing to this record quarter were derived from our TV, PC and Mobile Phone segments all three of which parallel the consumer expectations for consistent, compelling audio and video content across the “3-screens.” In addition, with consumers beginning to welcome 3D TVs to their living rooms, the desire for a complete 3D experience is expected to fuel demand for 3D audio technologies such as our newly introduced Circle Cinema 3D across all segments,” said Thomas C.K. Yuen, President and CEO of SRS Labs, Inc. “The current and expected robust sales growth of CE products attributable to the activities driven by these consumer trends bodes well with our leading revenue segments and validates our revenue growth expectation.”

 Conference Call

SRS Labs will hold a conference call later today (May 6, 2010) to discuss these first quarter 2010 financial results. Chairman and CEO Thomas C.K. Yuen and CFO Ulrich Gottschling will host the call starting at 5:00 p.m. Eastern time. A question and answer session will follow management’s presentation.

Dial-In Number: 877-353-2262

Conference ID#: 68340415

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

Investors may also listen to the conference call live online via a link available on the SRS Labs investor relations home page at www.srslabs.com.

The website will host a replay of the call available after 8:00 p.m. Eastern time. Investors may also listen to the replay by dialing 800-642-1687 and entering conference ID#: 68340415, available until May 20, 2010.

About SRS Labs, Inc.

Founded in 1993, SRS Labs is the industry leader in audio signal processing for consumer electronics. Beginning with the audio technologies originally developed at Hughes Aircraft, SRS Labs holds over 150 worldwide patents and is recognized by the industry as the foremost authority in research and application of audio post processing technologies based on the human auditory principles. Through partnerships with leading global CE companies, semiconductor manufacturers and software partners, SRS is recognized as the de facto standard in audio enhancement, surround sound, volume leveling and voice processing technologies. SRS solutions have been included in over one billion electronic products sold worldwide including flat panel HDTVs, STBs, mobile phones, portable media devices, PCs and automotive entertainment. SRS Labs supports its partners around the globe with a network of offices in regions including the U.S., China, Europe, Japan, Korea and Taiwan. For more information, visit www.srslabs.com. Visit SRS Labs’ blog at http://soundingoff.srslabs.com, on Facebook at www.facebook.com/srslabs or on Twitter at www.twitter.com/srslabs.

Safe Harbor Statement

This press release includes forward-looking statements that are based on our current expectations, estimates and projections about SRS Labs, Inc., management’s beliefs and certain assumptions made by us, and events beyond our control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to our customers’ expectations, and our future growth opportunities, competitive position, expansion and investment plans, and operating results and profitability. Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by us herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, the loss of any significant customer; the acceptance of new SRS Labs products and technologies; our ability to increase our brand awareness and enter into new or expanded license arrangements; the impact of competitive products and pricing; general economic and business conditions that may adversely impact sales of consumer products incorporating our technologies or that otherwise may impact our operating results and future performance; the timely development and release of technologies by the Company; and such other factors described in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. We do not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Company Contacts:

Ulrich Gottschling

Chief Financial Officer

SRS Labs, Inc.

Tel 949-442-5596

ir@srslabs.com

Matt Glover

Investor Relations

Liolios Group, Inc.

Tel 949-574-3860

info@liolios.com

SRS LABS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$21,430,207	$27,988,164
Accounts receivable, net	1,034,843	179,114
Prepaid expenses and other current assets	1,082,615	1,147,151
Short-term investments	12,284,000	12,963,000
Total Current Assets	35,831,665	42,277,429

Long-term investments	8,044,000	538,000
Property and equipment, net	585,387	599,794
Intangible assets, net	2,750,368	2,702,160
Deferred income taxes, net	6,390,442	5,631,442
Total Assets	$53,601,862	$51,748,825
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$593,068	$583,157
Accrued liabilities	1,468,869	1,577,891
Deferred revenue	994,390	1,193,454
Total Current Liabilities	$3,056,327	$3,354,502

Commitments and contingencies

Stockholders’ Equity
Preferred stock—$0.001 par value; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.001 par value; 56,000,000 shares authorized; 14,592,490 and 14,563,715 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	14,593	14,565
Additional paid-in capital	65,813,177	65,128,337
Accumulated deficit	(15,282,235)	(16,748,579)
Total Stockholders’ Equity	50,545,535	48,394,323
Total Liabilities and Stockholders’ Equity	$53,601,862	$51,748,825

SRS LABS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues	$8,385,391	$5,704,010
Cost of sales	64,484	71,972
Gross profit	8,320,907	5,632,038

Operating expenses (i):
Sales and marketing	3,420,544	2,664,992
Research and development	1,889,993	1,248,814
General and administrative	1,565,298	1,432,127
Total operating expenses	6,875,835	5,345,933

Operating income	1,445,072	286,105
Other income, net	29,639	104,633
Income before income taxes	1,474,711	390,738
Income taxes	8,367	4,936
Net income	$1,466,344	$385,802

Net income per common share:
Basic	$0.10	$0.03
Diluted	$0.10	$0.03

Weighted average shares used in the per common share calculation:
Basic	14,572,269	14,419,418
Diluted	15,320,917	14,648,122

(i)  Includes share-based compensation expense as follows:

	Three Months Ended March 31,
	2010	2009
Sales and marketing	$177,195	$115,816
Research and development	149,508	107,723
General and administrative	254,459	242,861
Total share-based compensation expense	$581,162	$466,400